SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-ROLLINS

          GAMCO INVESTORS, INC.
                                 7/27/99            3,250            16.6385
                                 7/27/99            5,600            16.1250
                                 7/26/99            1,900            16.0625
                                 7/23/99            1,000            16.2500
                                 7/23/99            7,600            16.0789
                                 7/20/99            1,000            16.9375
                                 7/20/99              200            16.6250
                                 7/19/99            2,000            16.7500
                                 7/15/99            5,000            16.4375
                                 7/09/99            2,900            17.0000
                                 7/09/99            2,000-           16.9688
                                 7/08/99            5,600            16.6250
                                 7/07/99           29,000            16.6502
                                 7/07/99           29,200            16.6498
                                 7/06/99           12,500            16.7500
                                 7/02/99            3,000            15.8500
                                 7/02/99            6,000            15.8292
                                 7/01/99            5,000            15.6875
                                 6/30/99            2,000-           16.0781
                                 6/30/99            2,000            16.3125
                                 6/29/99            2,500            16.2250
                                 6/29/99              500            16.1875
                                 6/15/99            1,000            16.4375
                                 6/11/99            1,500-           16.6250
                                 6/10/99              300            16.6875
                                 6/07/99            2,800-           16.5625
                                 6/07/99            2,000            16.5625
                                 6/04/99            1,500            16.1875
                                 6/04/99           10,300-             *DO
                                 6/02/99            5,000            16.5000
                                 6/01/99            2,000            16.6250
                                 6/01/99            1,000-             *DO
          GABELLI FUNDS, LLC.
               THE GABELLI VALUE FUND,INC.
                                 7/22/99           50,000            16.5500




                                            SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-ROLLINS

          GABELLI FUNDS, LLC.
               THE GABELLI VALUE FUND,INC.
                                 6/01/99            5,000            16.7375
               THE GABELLI ASSET FUND
                                 7/02/99            2,000            16.0500































          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.